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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement listed below of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of Radiance Medical Systems, Inc., formerly CardioVascular Dynamics, Inc., and subsidiaries included in this Annual Report (Form 10-K) of EndoSonics Corporation for the year ended December 31, 1998:

     Form S-8 No. 333-74639 pertaining to the Navius 1996 Stock Option Plan

     Form S-8 No. 333-60827 pertaining to the EndoSonics Corporation 1998
        Employee Stock Purchase Plan and the EndoSonics Corporation 1998 Stock Option Plan

     Form S-8 No. 333-32273 pertaining to the EndoSonics Corporation Restated
        1988 Stock Option Plan Certain Option Grant to Mr. Salquist Pursuant to a written Compensation Agreement and the Cardiometrics, Inc. 1995 Stock Incentive Plan

     Form S-8 Nos. 33-93330, 33-80880, 33-67734 and 33-48208 pertaining to the
        EndoSonics Corporation Restated 1988 Stock Option Plan


                                                           /s/ ERNST & YOUNG LLP


Orange County, California
March 26, 1999